Exhibit 99.1

News for Immediate Release

Contact: Alan Breitman
Chief Financial Officer
The First Marblehead Corporation
One Cabot Road, Suite 200
Medford, MA 02155
617.638.2065

First Marblehead Announces Second Quarter Financial Results

Results from Continuing Operations Improved 62%

MEDFORD, MA, February 9, 2016 — The First Marblehead Corporation (NYSE: FMD) today announced its financial and operating results for the second quarter of fiscal 2016 as well as the six month period ended December 31, 2015.

For the second quarter of fiscal 2016, the Company recorded a net loss from continuing operations of $4.9 million, or $(0.41) per share, compared to a net loss from continuing operations of $12.9 million, or $(1.12) per share, for the second quarter of fiscal 2015, a 62% improvement. Total expenses for the second quarter of fiscal 2016 were $17.8 million, a $6.3 million, or 26%, improvement compared to total expenses of $24.1 million for the second quarter of fiscal 2015, which included a one-time charge of $5.0 million related to the NC Residuals legal settlement. Total expenses for the three months ended December 31, 2015 also declined due to decreases in compensation and benefits expenses of $763 thousand, occupancy costs of $681 thousand and travel and entertainment costs of $256 thousand. Revenues for the second quarter of fiscal 2016 increased $1.7 million, or 15%, to $12.9 million as compared to the second quarter of fiscal 2015. The improvement in revenues for the three months ended December 31, 2015 included increases of $714 thousand in tuition management fees from the Company’s subsidiary Tuition Management Systems LLC, $478 thousand in Monogram®-based fee revenues, $384 thousand in fee income from the Company’s subsidiary Cology LLC and $83 thousand in portfolio management services fees as well as an increase of $52 thousand in fair value changes to service revenue receivables. The increase in revenues and decrease in expenses resulted in a $7.7 million, or 62%, improvement in net operating cash usage*, a non-GAAP financial measure, for the second quarter of fiscal 2016 as compared to the second quarter of fiscal 2015.

For the six month period ended December 31, 2015, the Company recorded a net loss from continuing operations of $11.0 million, or $(0.94) per share, compared to a net loss from continuing operations of $23.4 million, or $(2.04) per share, for the six month period ended December 31, 2014. The improvement in the net loss from continuing operations was primarily due to an $8.4 million decrease in total expenses, principally the result of a one-time charge of $5.0 million during the second quarter of fiscal 2015 related to the NC Residuals legal settlement. Total expenses for the six month period ended December 31, 2015 also declined due to decreases in compensation and benefits expenses of $2.5 million, lower occupancy costs of $1.0 million and lower third-party services expenses of $916 thousand, principally related to lower legal fees pertaining to certain tax matters. Revenues for the six month period ended December 31, 2015 increased $4.1 million, or 16%, to $29.4 million. The improvement in revenues for the six month period ended December 31, 2015 included increases of $1.8 million in tuition management fees from TMS, $1.2 million in Monogram-based fee revenues, $744 thousand in fee income from Cology LLC and $473 thousand in portfolio management services fees, partially offset by a decrease of $119 thousand in fair value changes to service revenue receivables.

For the second quarter of fiscal 2016, total facilitated private education loan volumes were $172.1 million, which consisted of $13.3 million of Monogram-based loans and $158.8 million of loans facilitated by Cology LLC, which was relatively unchanged for our Monogram-based programs and was a 52% increase for Cology LLC over the same quarter of the prior year. Loan disbursements for the second quarter of fiscal 2016 totaled $163.8 million, which consisted of $19.1 million of Monogram-based loans and $144.7 million of loans disbursed by Cology LLC, which was relatively unchanged for our Monogram-based programs and was a 40% increase for Cology LLC over the same quarter of the prior year.

For the six month period ended December 31, 2015 total facilitated private education loan volumes were $682.0 million, which consisted of $110.5 million of Monogram-based loans and $571.5 million of loans facilitated by Cology LLC, which represented increases over the six month period ended December 31, 2014 of 13% and 23%, respectively. Loan disbursements for the six month period ended December 31, 2015 totaled $489.8 million, which consisted of $72.3 million of Monogram-based loans and $417.5 million of loans disbursed by Cology LLC, which represented increases over the six month period ended December 31, 2014 of 17% and 32%, respectively.

The increase in Monogram-based loan volume for the six month period ended December 31, 2015 was a result of a stronger credit mix of applicants, which led to an improved application conversion rate while the increase in Cology LLC loan volume for the three and six months ended December 31, 2015 was primarily the result of organic growth at existing clients, including new loan programs.

“We are pleased with our second quarter fiscal 2016 results, as we continued with the trend of higher revenue growth in conjunction with lowered operating expenses,” said Daniel Meyers, Chairman and Chief Executive Officer.

Company Liquidity

As of December 31, 2015, the Company had cash and cash equivalents and short-term investments of $49.1 million compared to $63.0 million at June 30, 2015. The decrease of $13.9 million was primarily the result of $6.6 million used to fund continuing operations coupled with fundings of $5.2 million for participation interest accounts, which represents what the Company believes to be approximately 68% of its fiscal 2016 obligation, and the remaining change of $2.1 million was a result of cash outflows primarily for accrued expenses and prepaid assets.

 * See below under the heading “Use of Non-GAAP Financial Measures.”

Quarterly Conference Call

First Marblehead will host a conference call on Tuesday, February 9, 2016 at 5:00 p.m. Eastern Time to discuss its operating results. Investors and other interested parties are invited to listen to the conference call via a simultaneous internet broadcast on the Company’s website at www.firstmarblehead.com, under “For Investors,” or by dialing (888) 317-6003 from the United States or (412) 317-6061 from abroad and entering the pass code 8495222.

A replay will be available approximately one hour after completion of the call on First Marblehead’s website or by dialing (877) 344-7529 from the United States or (412) 317-0088 from abroad and entering the pass code 10079934. The replay will be available for two weeks.

About The First Marblehead Corporation First Marblehead helps meet the need for education financing by offering national and regional financial institutions and educational institutions the Monogram® platform, an integrated suite of design, implementation and credit risk management services for private label, customizable private education loan programs. For more information, please see www.firstmarblehead.com. First Marblehead supports responsible lending and is a strong proponent of the smart borrowing principle, which encourages students to access scholarships, grants and federally-guaranteed loans before considering private education loans; please see www.SmartBorrowing.org. First Marblehead offers outsourced tuition planning, billing, payment technology services and refund management services through its subsidiary Tuition Management Systems LLC. For more information, please see www.afford.com. Through its subsidiary, Cology LLC, First Marblehead offers private education loan processing and disbursement services for lenders. For more information, please see www2.cology.com.

Statements in this press release, including the financial tables, regarding First Marblehead’s future revenue, expenses and other financial and operating results and liquidity, as well as any other statements that are not purely historical, constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon our historical performance, and on our plans, estimates and expectations as of February 9, 2016. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future results, plans, estimates, intentions or expectations expressed or implied by us will be achieved. You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive and other factors, which may cause our actual financial or operating results, or the timing of events, to be materially different from those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: market acceptance of, and demand for, our Monogram platform and fee-based service offerings, including our success in negotiating loan program agreements with additional clients; the successful sales and marketing of Monogram-based loan offerings, including the volume of loan applications and the extent to which loan applications ultimately result in disbursed loans; the volume, timing and performance of disbursed loans; the size and structure of any credit enhancement provided by First Marblehead in connection with our Monogram platform; the successful sales and marketing of the products and services offered by Tuition Management Systems LLC and Cology LLC; other changes to our business model or business effects, including the effects of industry, economic or political conditions outside of our control; capital markets conditions and our ability to structure securitizations or alternative financings; the size, structure and timing of any such securitizations or alternative financings; our ability to further reduce our operating expenses without adversely affecting our business; resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns; the estimates and assumptions we make in preparing our financial statements, including quantitative and qualitative factors used in determining the estimate of the fair value of service revenue receivables and deposits for participation interest accounts; and the other factors set forth under the caption “Part II – Item 1A. Risk Factors” in First Marblehead’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2015. Important factors that could cause or contribute to future adjustments to the estimates and assumptions we make in preparing our financial statements include: actual transactions or market observations relating to asset-backed securities, loan portfolios or corporate debt securities; variances between our performance assumptions and the actual performance of the loan portfolios held by the GATE trusts or First Marblehead’s clients (the “Portfolios”); economic, legislative, regulatory, competitive and other factors affecting discount, default, recovery and prepayment rates on the Portfolios, including general economic conditions, the consumer credit environment and unemployment rates; management’s determination of which qualitative and quantitative factors should be weighed in our estimates, and the weight to be given to such factors; the receptivity of capital markets to securities backed by private education loans; interest rate trends; and the resolution of litigation and regulatory proceedings pertaining to our Massachusetts state income tax returns. We specifically disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if our estimates change, and you should not rely on those statements as representing our views as of any date subsequent to the date of this press release.

The First Marblehead Corporation and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended December 31, 2015 and 2014
(unaudited)
(dollars and shares in thousands, except per share amounts)

	Three months ended December 31,		Six months ended December 31,
	2015	2014	2015	2014
Revenues:
Tuition payment processing fees	$8,583	$7,869	$17,978	$16,156
Administrative and other fees	3,850	2,905	10,203	7,785
Fair value changes to service revenue receivables	420	368	1,199	1,318
Total revenues	12,853	11,142	29,380	25,259
Expenses:
Compensation and benefits	7,623	8,386	15,812	18,297
General and administrative	10,150	15,711	24,367	30,258
Total expenses	17,773	24,097	40,179	48,555
Other income	358	318	416	374
Loss from continuing operations, before income taxes	(4,562)	(12,637)	(10,383)	(22,922)
Income tax expense from continuing operations	290	275	584	518
Net loss from continuing operations	(4,852)	(12,912)	(10,967)	(23,440)
Discontinued operations, net of taxes	—	207	—	(2,706)
Net loss	$(4,852)	$(12,705)	$(10,967)	$(26,146)
Net (loss) income per basic and diluted common share:
From continuing operations	$(0.41)	$(1.12)	$(0.94)	$(2.04)
From discontinued operations	—	0.02	—	(0.24)
Total basic and diluted net loss per common share	$(0.41)	$(1.10)	$(0.94)	$(2.28)
Basic and diluted weighted-average common shares outstanding	11,679	11,527	11,635	11,456

The First Marblehead Corporation and Subsidiaries
Consolidated Balance Sheets
As of December 31, 2015 and June 30, 2015
(unaudited)
(dollars and shares in thousands, except per share amounts)

	December 31, 2015	June 30, 2015
ASSETS
Cash and cash equivalents	$37,055	$47,004
Short-term investments, at cost	12,014	16,002
Restricted cash	183,688	96,964
Deposits for participation interest accounts, at fair value	22,384	17,876
Service revenue receivables, at fair value	11,137	12,151
Goodwill	20,066	20,066
Intangible assets, net	18,301	19,457
Property and equipment, net	4,934	5,259
Other assets	5,844	6,027
Total assets	$315,423	$240,806
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Restricted funds due to clients	$183,416	$96,854
Accounts payable, accrued expenses and other liabilities	9,810	12,392
Income taxes payable	27,578	27,233
Net deferred income tax liability	2,361	2,127
Total liabilities	223,165	138,606
Commitments and contingencies:
Stockholders’ equity:
Common stock, par value $0.01 per share; 25,000 shares authorized; 12,818 and 12,606 shares issued; 11,679 and 11,534 shares outstanding	128	126
Additional paid-in capital	467,913	466,640
Accumulated deficit	(187,136)	(176,169)
Treasury stock, 1,139 and 1,072 shares held, at cost	(188,647)	(188,397)
Total stockholders’ equity	92,258	102,200
Total liabilities and stockholders’ equity	$315,423	$240,806

The First Marblehead Corporation and Subsidiaries
Facilitated and Disbursed Loan Volume Data
For the Three and Six Months Ended December 31, 2015 and 2014
(unaudited)
(dollars in thousands)

The following tables present our private education loan facilitation metrics with respect to our Monogram-based loan programs for the three and six months ended December 31, 2015 and 2014, excluding our former bank subsidiary Union Federal Savings Bank for the three and six months ended December 31, 2014, as well as the private education loans processed by Cology LLC for these periods. We use the term “facilitated loan” to mean an education loan that has been approved following receipt of all applicant data, including the signed credit agreement, required certifications from the school and applicant and any required income or employment verification. We use the term “disbursed loan” to mean a loan for which loan funds have been disbursed on behalf of the lender. Historically, we have processed the greatest loan application volume during the summer and early fall months, as students and their families seek to borrow money in order to pay tuition costs for the fall semester or the entire academic year.

	Three months ended December 31,
	2015			2014
	Partnered Lending	Cology LLC	Total	Partnered Lending	Cology LLC	Total
	(dollars in thousands)
Facilitated Loans	$13,317	$158,835	$172,152	$13,378	$104,290	$117,668
Disbursed Loans	19,072	144,717	163,789	19,023	103,379	122,402

	Six months ended December 31,
	2015			2014
	Partnered Lending	Cology LLC	Total	Partnered Lending	Cology LLC	Total
	(dollars in thousands)
Facilitated Loans	$110,475	$571,533	$682,008	$97,928	$464,965	$562,893
Disbursed Loans	72,279	417,512	489,791	61,607	316,978	378,585

Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on U.S. generally accepted accounting principles (“GAAP”), the Company has included in this press release an additional financial metric that it refers to as “net operating cash usage” that was not prepared in accordance with GAAP. The Company defines “net operating cash usage” to approximate cash requirements to fund its operations. “Net operating cash usage” is not directly comparable to the Company’s consolidated statements of cash flows prepared in accordance with GAAP. Legislative and regulatory guidance discourage the use of, and emphasis on, non-GAAP financial metrics and require companies to explain why a non-GAAP financial metric is relevant to management and investors.

The Company’s management and its board of directors use this non-GAAP financial metric, in addition to GAAP financial measures, as a basis for measuring and forecasting the Company’s core operating performance and comparing such performance to that of prior periods. This non-GAAP financial measure is also used by the Company in its financial and operational decision-making.

The Company believes that the inclusion of this non-GAAP financial metric helps investors to gain a better understanding of its results, including its expenses and liquidity position. In addition, the Company’s presentation of this non-GAAP financial measure is consistent with how it expects that analysts may calculate their estimates of its financial results in their research reports and with how clients, investors, analysts and financial news media may evaluate its financial results.

There are limitations associated with reliance on any non-GAAP financial measure because any such measure is specific to the Company’s operations and financial performance, which makes comparisons with other companies’ financial results more challenging. Nevertheless, by providing both GAAP and non-GAAP financial measures, the Company believes that investors are able to compare its GAAP results to those of other companies, while also gaining a better understanding of its operating performance, consistent with management’s evaluation.

“Net operating cash usage” should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. “Net operating cash usage” excludes the effects of income taxes, acquisitions or divestitures, participation interest account fundings and changes in other assets and other liabilities that are solely related to short-term timing of cash payments or receipts.

In accordance with the requirements of Regulation G promulgated by the Securities and Exchange Commission, the table below presents the most directly comparable GAAP financial measure, loss from continuing operations, before income taxes, for the three and six months ended December 31, 2015 and 2014 and reconciles the GAAP measure to the comparable non-GAAP financial metric:

The First Marblehead Corporation and Subsidiaries
Net Operating Cash Usage, a Non-GAAP Financial Measure
For the Three and Six Months Ended December 31, 2015 and 2014
(unaudited)
(dollars in thousands)

	Three months ended December 31,		Six months ended December 31,
	2015	2014	2015	2014
	(dollars in thousands)
Loss from continuing operations, before income taxes	$(4,562)	$(12,637)	$(10,383)	$(22,922)
Adjustments to loss from continuing operations, before income taxes:
Fair value changes to service revenue receivables	(420)	(368)	(1,199)	(1,318)
Distributions from service revenue receivables	587	440	2,213	1,806
Depreciation and amortization	1,400	1,317	2,790	2,584
Stock-based compensation	637	837	1,275	2,656
Change in TMS deferred revenue	(1,452)	(1,756)	(6)	(446)
Additions to property and equipment	(864)	(600)	(1,309)	(941)
Other, net of cash flows from Union Federal for the three and six months ended December 31, 2014	(14)	338	32	106
Non-GAAP net operating cash usage	$(4,688)	$(12,429)	$(6,587)	$(18,475)